EXHIBIT 21.1

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

SUBSIDIARIES OF THE REGISTRANTS

				Wholly Owned Direct or Indirect Subsidiaries Carrying on the Same Line of Business as Named Subsidiary
Name	Jurisdiction of Organization	Parent	Line of Business	Operating in the United States	Operating in Foreign Countries
Starwood Hotels & Resorts Worldwide, Inc. (“SH&RW”)	Maryland	—	Lodging	353	58
9701 Collins Avenue, LLC	Delaware	SH&RW	Lodging	0	0
Starwood Checkmate Holdings LLC	Delaware	SH&RW	Lodging	39	0
Starwood International Licensing Company SARL (US Branch) (“SILC”)	Luxembourg	SH&RW	Lodging	1	3
Starwood Asia Pacific Hotels & Resorts Pte Ltd	Singapore	SILC	Lodging	0	10
SII Real Estate Holdings, Inc. (“SRE”)	Delaware	SH&RW	Lodging	13	72
Starwood CIGA Holdings LLC (“SCH”)	Delaware	SRE	Lodging	0	1
Starwood Finance Luxembourg SARL	Luxembourg	SCH	Lodging	0	1
Starwood Italia S.r.l.	Italy	SRE	Lodging	0	11

NOTE: The names of some consolidated wholly owned subsidiaries of the Corporation carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

EXHIBIT 21.1 (Continued)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

ASSUMED NAMES REPORT

Arizona
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Aloft by Sheraton Tucson University Plaza

California
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Westin San Francisco Airport

Colorado
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Steamboat Springs Resort

Georgia
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Westin Peachtree Plaza

Hawaii
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Spa at the Westin Maui

Illinois
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Tremont Chicago
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago City Center
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago Lakeshore

Louisiana
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans
Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans-French Quarter

Massachusetts
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Aloft Lexington
Starwood Hotels & Resorts Worldwide, Inc.	Element Lexington

New York
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W Times Square

Pennsylvania
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Aloft Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Philadelphia Airport